                                                                     EXHIBIT 5




                               July 17, 1996


American Bankers Insurance Group, Inc.
11222 Quail Roost Drive
Miami, Florida 33157




Ladies and Gentlemen:

        We have acted as counsel to American Bankers Insurance Group, Inc., a Florida corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 filed on June 28, 1996 as amended (File No. 333-07209) (the "Registration Statement"), under the Securities Act of 1933, as amended, with respect to the offer and sale by the Company of up to (i) 2,300,000 shares (the "Registered Preferred Shares") of $____ Series B Cumulative Convertible Preferred Stock of the Company and (ii) such number of shares (the "Registered Common Shares") of the Common Stock, par value $1.00 per share, of the Company as may be issuable upon the conversion of the Registered Preferred Shares. The Registered Preferred Shares will be issued and sold pursuant to an Underwriting Agreement (the "Underwriting Agreement") to be entered into between the Company, CS First Boston, Donaldson, Lufkin & Jenrette Securities Corporation, Furman Selz and McDonald & Company Securities, Inc. (collectively, the "Underwriters").

        In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the form of Third Amended and Restated Articles of Incorporation of the Company
(the "Amended and Restated Articles of Incorporation") setting forth the rights, preferences and limitations of the Registered Preferred Stock filed as an exhibit to the Registration Statement, the form of Underwriting Agreement filed as an exhibit to the Registration Statement, and such corporate records, agreements, documents, and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

        In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates of officers and representatives of the Company. We have also assumed for the purposes hereof that the Certificate of Designation and the Underwriting Agreement will be executed substantially in the

American Bankers Insurance Group, Inc.
July 17, 1996



forms filed as exhibits to the Registration Statement and that the Certificate of Designation will be duly filed with the Secretary of State of Florida before the issuance of the Registered Preferred Shares.

        Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

        1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

        2. Upon adoption by the Board of Directors of the Company or a duly authorized committee thereof of final resolutions establishing the designation, preferences, rights and limitations of the Registered Preferred Shares and the filing of the Amended and Restated Articles of Incorporation with the Secretary of State of the State of Florida, the Registered Preferred Shares will be duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

        3. The Registered Common Shares have been duly authorized and, when issued and delivered upon conversion of the Registered Preferred Shares in accordance with the terms of the Certificate of Designation, will be validly issued, fully paid and nonassessable.

        The opinions express herein are limited to the corporate laws of the State of Florida and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

        The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent, except that we consent to the filing of this letter as an exhibit to the Registration Statement. Consent is also given to the reference to our firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.


                                        Very truly yours,



                                        Jorden Burt Berenson & Johnson LLP